UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Microchip Technology Incorporated
(Name of Registrant as Specified In Its Charter)
____________________________________________________________________
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MICROCHIP TECHNOLOGY INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 17, 2007

TIME:                            9:00 a.m. Mountain Standard Time

PLACE:                         Microchip Technology Incorporated
2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

ITEMS OF	(1)	To elect five directors to serve until the next annual meeting of stockholders or until their
BUSINESS:	successors are elected and qualified.

(2)
To approve an amendment to the Internal Revenue Code Section 162(m) performance measures under our 2004 Equity Incentive Plan in order to allow us to recognize quarterly as well as annual performance measurements, to set performance measurements in percentage terms as well as in dollars, and to use both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP measures to establish performance measures and properly align employee rewards with stockholder goals.

(3)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2008.

(4)	To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.
RECORD	Holders of Microchip common stock of record at the close of business on June 21, 2007 are
DATE:	entitled to vote at the annual meeting.

ANNUAL	Microchip’s 2007 Annual Report, which is not a part of the proxy soliciting material, is
REPORT:	enclosed.

PROXY:
It is important that your shares be represented and voted at the annual meeting.  You can vote your shares by completing and returning the proxy card sent to you.  Stockholders who hold their shares in “street name” may also have a choice of voting their shares over the Internet or by telephone.  If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.  You can revoke your proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

J. Eric Bjornholt
                                                  Secretary

Chandler, Arizona
July 9, 2007

MICROCHIP TECHNOLOGY INCORPORATED
2355 West Chandler Boulevard
Chandler, Arizona 85224-6199

PROXY STATEMENT

You are cordially invited to attend our annual meeting on Friday, August 17, 2007, beginning at 9:00 a.m., Mountain Standard Time.  The annual meeting will be held at our Chandler facility located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199.

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Microchip Technology Incorporated (“Microchip”) of proxies to be voted at Microchip’s 2007 annual meeting of stockholders and at any adjournment(s) thereof.

Our fiscal year begins on April 1 and ends on March 31.  References in this proxy statement to fiscal 2007 refer to the 12-month period from April 1, 2006 through March 31, 2007, and references to fiscal 2006 refer to the 12-month period from April 1, 2005 through March 31, 2006.

We anticipate first mailing this proxy statement and accompanying form of proxy on July 9, 2007 to holders of Microchip’s common stock on June 21, 2007, the Record Date for the annual meeting.

PROXIES AND VOTING PROCEDURES

YOUR VOTE IS IMPORTANT.  Because many stockholders cannot attend the annual meeting in person, it is necessary that a large number of stockholders be represented by proxy.  Stockholders who hold their shares in “street name” may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided.  Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.  Under Delaware law, stockholders may submit proxies electronically.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote if these options are available to you) or by voting by ballot at the annual meeting.

The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the annual meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions on such proxies.  IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS OUR BOARD OF DIRECTORS RECOMMENDS.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Stockholders Entitled to Vote

Stockholders of record at the close of business on the Record Date, June 21, 2007, are entitled to notice of and to vote at the annual meeting.  Each share is entitled to one vote on each of the five (5) director nominees and one vote on each other matter properly brought before the annual meeting.  On the Record Date, there were 218,613,150 shares of our common stock issued and outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting on August 17, 2007, and for 10 days prior to the annual meeting at 2355 West Chandler Boulevard, Chandler, Arizona, between the hours of 9:00 a.m. and 4:30 p.m., Mountain Standard Time.

Required Vote

Quorum, Abstentions and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Under the rules of the New York Stock Exchange (NYSE), which apply to NYSE member brokers trading in non-NYSE stock, brokers have discretionary authority to vote shares on certain routine matters if customer instructions are not provided.  Proposals One and Three to be considered at the annual meeting may be treated as routine matters.  Consequently, if you do not return a proxy card, your broker may have discretion to vote your shares on such matters.

Pursuant to NYSE regulations, brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter.  National Association of Securities Dealers (NASD) member brokers are also prohibited from voting on such proposals without specific instructions from the beneficial owners of the shares entitled to vote on that matter.  Thus, if you hold shares through a broker or other nominee that is an NASD or NYSE member organization, such shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of this proposal.

Election of Directors (Proposal One)

A plurality of the votes duly cast is required for the election of directors (i.e., the five nominees receiving the greatest number of votes will be elected).  Abstentions and broker “non-votes” will not affect the election of directors.

Amendment to 2004 Equity Incentive Plan (Proposal Two)

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to adopt the amendment to our 2004 Equity Incentive Plan described in Proposal Two.  An abstention will have the same effect as voting against this proposal.  Broker “non-votes” are not counted for purposes of approving the amendment to our 2004 Equity Incentive Plan, and thus will not affect the outcome of the voting on this proposal.

Ratification of Accounting Firm (Proposal Three)

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2008.   An abstention will have the same effect as voting against this proposal.  Broker “non-votes” are not counted for purposes of approving the ratification of our accounting firm, and thus will not affect the outcome of the voting on this proposal.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2007 Annual Report are available at the Corporate/Investors Information section under Annual Reports on www.microchip.com.  Our stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by calling our Investor Relations Department at 480-792-7761.  If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials.  Your choice will remain in effect until you contact our Investor Relations Department and instruct us otherwise.  You do not have to elect Internet access each year.

If you hold your Microchip stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.  Most stockholders who hold their Microchip stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access Microchip’s proxy statement and annual report.

Cost of Proxy Solicitation

Microchip will pay the cost of soliciting proxies.  Proxies may be solicited on behalf of Microchip by its directors, officers or employees in person or by telephone, facsimile or other electronic means.  We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Microchip common stock.

THE BOARD OF DIRECTORS

Meetings of the Board of Directors

Our Board of Directors met four times in fiscal 2007.  During fiscal 2007, each director attended 100% of the meetings of the Board of Directors and of the committees on which such director served.  During fiscal 2003, the Board of Directors implemented the practice of meeting in executive session on a periodic basis without management or management directors (i.e., Mr. Sanghi) present, and continued this practice through fiscal 2007.  The Board of Directors has determined that each of Messrs. Chapman, Day, Hugo-Martinez and Meyercord is an independent director as defined by applicable SEC rules and NASDAQ listing standards.

Communications from Stockholders

Stockholders may communicate with the Board of Directors or individual members of the Board of Directors, provided that all such communication is submitted in writing to the attention of the Secretary at Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, who will then forward such communication to the appropriate director or directors.

Committees of the Board of Directors

The following table lists our three Board committees, the directors who currently serve on them and the number of committee meetings held in fiscal 2007:

Membership on Board Committees

Name	Audit	Compensation	Nominating and Governance
Mr. Chapman	C		•
Mr. Day		•	C
Mr. Hugo-Martinez	•	C	•
Mr. Meyercord	CC		•
Meetings held in fiscal 2007	7	6	2

           C = Chair
           CC = Co-Chair
           • = Member

Audit Committee

The responsibilities of our Audit Committee are to appoint, compensate, retain and oversee Microchip’s independent registered public accounting firm, oversee the accounting and financial reporting processes of Microchip and audits of its financial statements, and provide the Board of Directors with the results of such monitoring.  These responsibilities are further described in the committee charter.  A copy of the Audit Committee Charter, as amended and restated through May 13, 2007, is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

Our Board of Directors has determined that all members of the Audit Committee are independent directors as defined by applicable SEC rules and NASDAQ listing standards.  The Board of Directors has also determined that each of Messrs. Chapman, Hugo-Martinez and Meyercord meet the requirements for being an “audit committee financial expert” as defined by applicable SEC rules.

In fiscal 2004, the Audit Committee adopted a policy with respect to (i) the receipt, retention and treatment of complaints received by us regarding questionable accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters; and (iii) the prohibition of harassment, discrimination or retaliation arising from submitting concerns regarding questionable accounting, internal accounting controls or auditing matters or participating in an investigation regarding questionable accounting, internal accounting controls or auditing matters.  This policy, called “Legal Compliance,” was created in accordance with applicable SEC rules and NASDAQ listing requirements.  A copy of this policy is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

Compensation Committee

Microchip’s Compensation Committee has overall responsibility for approving and evaluating executive officer and non-executive level employee compensation plans, policies and programs, and for administering equity compensation plans adopted by the Board of Directors.  The responsibilities of our Compensation Committee are further described in the committee charter adopted on January 29, 2007.  A copy of the Compensation Committee Charter is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

The Compensation Committee has oversight responsibility for the compensation and benefit programs for our executive officers and other employees, including administration of our equity incentive and employee stock purchase plans.  The Board of Directors has determined that all members of the Compensation Committee are independent directors as defined by applicable SEC rules and NASDAQ listing standards.  For more information on our Compensation Committee, please turn to the “Compensation Discussion and Analysis” at page 17.

Nominating and Governance Committee

The Nominating and Governance Committee has the responsibility of ensuring that the Board is properly constituted to meet its fiduciary obligations to the stockholders.  In so doing, the Nominating and Governance Committee identifies and recommends director candidates, develops and recommends governance principles, and recommends director nominees to serve on committees of the Board of Directors.  The responsibilities of our Nominating and Governance Committee are further described in the committee charter which is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.  The Board of Directors has determined that all members of the Nominating and Governance Committee are independent directors as defined by applicable SEC rules and NASDAQ listing standards.

When considering a candidate for a director position, the Nominating and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of skill.  The Nominating and Governance Committee evaluates director nominees recommended by a stockholder in the same manner as it would any other nominee.  The Nominating and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this proxy statement under “Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2008 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals” at page 32.  We do not pay any third party to identify or assist in identifying or evaluating potential nominees for director.

Attendance at the Annual Meeting of Stockholders

All directors are encouraged, but not required, to attend our annual meeting of stockholders.  All directors attended our 2006 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter setting out the purposes and responsibilities of the Audit Committee.  The Board of Directors and the Audit Committee review and assess the adequacy of the charter on an annual basis.  A copy of the Audit Committee Charter, as amended and restated through May 13, 2007, is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

Each of the directors who serve on the Audit Committee meets the independence and experience requirements of the SEC rules and NASDAQ listing standards.  What this means is the Microchip Board of Directors has determined that no member of the Audit Committee has a relationship with Microchip that may interfere with such member’s independence from Microchip and its management, and that all members have the required knowledge and experience to perform their duties as committee members.

We have received from Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP their independence from Microchip.  We also discussed with Ernst & Young LLP all matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Professional Standards).  We have considered whether and determined that the provision of the non-audit services rendered to us by Ernst & Young LLP during fiscal 2007 was compatible with maintaining the independence of Ernst & Young LLP.

We have reviewed and discussed with management our audited annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and filed with the SEC, as well as the unaudited financial statements filed with our quarterly reports on Form 10-Q.  We also met with both management and Ernst & Young LLP to discuss those financial statements.

Based on these reviews and discussions, we recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 for filing with the SEC.

By the Audit Committee of the Board of Directors1:

Matthew W. Chapman (Chairman)                                                              Albert J. Hugo-Martinez                                              Wade F. Meyercord (Co-Chairman)

1 The Report of the Audit Committee is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in such filings.

Director Compensation

Procedures Regarding Director Compensation

The Board of Directors, upon the recommendation of the Compensation Committee, sets non-employee director compensation.  Microchip does not pay employee directors for services provided as a member of the Board of Directors.  The current program of cash and equity compensation for non-employee directors has been in effect for several years, and is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of Microchip’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; compensation should be competitive so as to attract and retain qualified non-employee directors; and the structure of the compensation should be simple, transparent and easy for stockholders to understand.  Non-employee director compensation is typically reviewed once per year to assess whether any adjustment is needed to further such goals.  The Board of Directors has not used outside consultants in setting non-employee director compensation.

Director Fees

In fiscal 2007, non-employee directors received a $24,000 annual retainer (which increased to $26,000 on April 1, 2007) paid in quarterly installments, and $2,650 (which increased to $2,800 on April 1, 2007) for each meeting attended in person.  Directors do not receive any compensation for telephonic meetings of the Board of Directors or for meetings of committees of the Board.  In fiscal 2007, the Chairman of the Audit Committee received an annual retainer of $3,000 (which increased to $3,250 on April 1, 2007) paid in quarterly installments.  Effective April 1, 2007, the Co-Chair of the Audit Committee, the Chair of the Compensation Committee, and the Chair of the Nomination and Governance Committee each began receiving an annual retainer of $1,600 paid in quarterly installments.

Equity Compensation

Under the terms of our current 2004 Equity Incentive Plan, each non-employee director is automatically granted:

•	an option to purchase 12,000 shares of common stock upon his or her first election to the Board of Directors, and

•
an option to purchase 6,000 shares of common stock on the date of the Company’s annual stockholders meeting, provided that he or she has served as a non-employee director for at least three months on that date and has been elected by the stockholders to serve as a member of the Board at that annual meeting.

On August 1, 2006, each of Messrs. Chapman, Day, Hugo-Martinez and Meyercord was granted an option to acquire 6,000 shares of common stock at an exercise price of $31.29 per share.  Each such option vests in 12 equal and successive monthly installments following the grant date.  Pursuant to an amendment to the 2004 Equity Incentive Plan, effective August 18, 2006, director option grants are made on the day of the annual meeting provided that such director or nominee is elected to serve as a director at that annual meeting and had previously served as a non-employee director for three months prior to the date of the annual meeting.

The following table details the total compensation for Microchip’s non-employee directors for fiscal 2007.

DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
Matthew W. Chapman (3)	$37,600	---	$64,828	---	---	$102,428
L.B. Day (4)	$34,600	---	$64,828	---	---	$99,428
Albert J. Hugo-Martinez (5)	$34,600	---	$64,828	---	---	$99,428
Wade Meyercord (6)	$34,600	---	$64,828	---	---	$99,428
 __________________
(1)	Mr. Sanghi, our Chairman of the Board, President and Chief Executive Officer, does not receive any compensation for his services as a member of the Board of Directors.
(2)
The amounts shown in column (d) represent the amount of compensation cost we recognized in fiscal 2007, in accordance with Statement of Financial Accounting Standards No. 123, as revised, “Share-Based Payment” (“SFAS No. 123R”) and thus may include amounts from awards granted in and prior to fiscal 2007.  This includes amounts related to the annual stock option grants of 6,000 shares of common stock on August 1, 2006 at an exercise price per share of $31.29.  The grant date fair value of such equity award made to each of the non-employee directors on August 1, 2006 is $62,871, or $10.48 per share.  The annual stock option awards were made pursuant to our 2004 Equity Incentive Plan.  Each option vests in 12 equal and successive monthly installments following the grant date. For information on the valuation assumptions made with respect to the foregoing option grants, please refer to the assumptions for fiscal years ended March 31, 2007, 2006 and 2005 stated in Note 14, “Equity Incentive Plans” to Microchip’s audited financial statement for the fiscal year ended March 31, 2007, included in Microchip’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2007.  However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	As of March 31, 2007, Matt Chapman had 46,750 options outstanding, of which 44,250 were exercisable.
(4)	As of March 31, 2007, L.B. Day had 53,875 options outstanding, of which 51,375 were exercisable.
(5)	As of March 31, 2007, Albert Hugo-Martinez had 51,750 options outstanding, of which 49,250 were exercisable.
(6)	As of March 31, 2007, Wade Meyercord had 50,750 options outstanding, of which 48,250 were exercisable.

Compensation Committee Interlocks and Insider Participation

In fiscal 2007, Mr. Day and Mr. Hugo-Martinez, two of our independent directors, served on the Compensation Committee.  Neither Mr. Day nor Mr. Hugo-Martinez had any related party transaction with Microchip during fiscal 2007 other than service as a director.  In addition, neither of such directors has a relationship which would constitute a compensation committee interlock under applicable SEC rules.

Further, during the most recent fiscal year, no Microchip executive officer served on the compensation committee (or equivalent) or the board of directors, of another entity whose executive officer(s) served either on Microchip’s Compensation Committee or Board of Directors.

CERTAIN TRANSACTIONS

During fiscal 2007, Microchip had no related party transactions within the meaning of the applicable SEC rules.

Pursuant to its charter, the Audit Committee reviews issues involving potential conflicts of interest and reviews and approves all related-party transactions as contemplated by NASDAQ and SEC rules and regulations.  The Audit Committee may consult with the Board of Directors regarding certain conflict of interest matters that do not involve a member of the Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) and related rules under the Securities Exchange Act of 1934 require our directors, executive officers and stockholders holding more than 10% of our common stock to file reports of holdings and transactions in Microchip stock with the SEC and to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms received by us during fiscal 2007, and written representations from our directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and stockholders holding more than 10% of our common stock were met for fiscal 2007, except that Mr. Parnell and Mr. Little each filed one late Form 4 each with respect to three transactions.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of five directors will be elected at the annual meeting.  Unless proxy cards are otherwise marked, the persons named in the proxy card will vote such proxy for the election of the nominees named below.  Each of the nominees is currently serving as a director and has agreed to continue serving if re-elected.  If any of the nominees becomes unable or declines to serve as a director at the time of the annual meeting, the persons named in the proxy card will vote such proxy for any nominee designated by the current Board of Directors to fill the vacancy.  We do not expect that any of the nominees will be unable or will decline to serve as a director.

The term of office of each person who is elected as a director at the annual meeting will continue until the 2008 annual meeting of stockholders or until a successor has been elected and qualified.

The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Information on Nominees for Director
(as of June 30, 2007)

Name	Age	Position(s) Held
Steve Sanghi	51	Chairman, President and CEO
Albert J. Hugo-Martinez	61	Director
L.B. Day	62	Director
Matthew W. Chapman	56	Director
Wade F. Meyercord	66	Director

Steve Sanghi is currently, and has been since August 1990, a director and President of Microchip Technology Incorporated.  Since October 1991, he has served as CEO of Microchip, and since October 1993, as Chairman of the Board of Directors.  Since May 2004, he has been a member of the Board of Directors of Xyratex Ltd., a storage and network technology company.  In September 2004, Mr. Sanghi was appointed to the Board of Trustees of Kettering University in Flint, Michigan.  In May 2007, Mr. Sanghi was appointed to the Board of Directors of FIRST Organization, a not-for-profit public charity founded in 1989 to develop young people’s interest in science and technology.

Albert J. Hugo-Martinez has served as a director of Microchip since October 1990.  Since February 2000, he has served as CEO of Hugo-Martinez Associates, a consulting and advisory firm.  During 2007, he became Chairman of two companies he co-founded, HVVi (HiVoltage Vertical Inc.), which is developing a CMOS High Voltage/Frequency RF transistor and also PCNi (Power Control Networks Inc.), which has developed software and hardware which transceives data, audio and video over power lines.  In June 2007, Mr. Hugo-Martinez became a member of the Board of Directors of Lynguent, Inc., a supplier of integrated analog and mixed-signal design development products.  He has previously served on the public company boards of Amkor Technology, Inc., ON Semiconductor Corp. and as Chairman of Ramtron International Corporation.

L.B. Day has served as a director of Microchip since December 1994.  Mr. Day serves as President of L.B. Day & Company, Inc., a consulting firm whose parent company he co-founded in 1977, which provides strategic planning, strategic marketing and organization design services to the elite of the high-technology world.  He also serves on the Board of Advisors of Willamette University’s Atkinson Graduate School of Management.  In September 2006, he became a member of the Board of Directors of Lynguent, Inc., a supplier of integrated analog and mixed-signal design development products.

Matthew W. Chapman has served as a director of Microchip since May 1997.  Since December 2006, he has served as President and CEO of Northwest Evaluation Association, an education service organization providing computer adaptive testing for millions of students throughout the United States.  From January 2002 to February 2006, he served as President and CEO of Centrisoft Corporation, a software provider for application performance management.  From August 2000 to January 2002, Mr. Chapman served as an advisor to early-stage technology companies in connection with developing business plans and securing funding.  From 1988 until August 2000 he served as CEO, and from 1991 until August 2000 as Chairman of Concentrex Incorporated, a supplier of integrated software solutions and services to financial institutions throughout the United States.

Wade F. Meyercord has served as a director of Microchip since June 1999.  Since October 2002, he has served as President of Meyercord & Associates, Inc., a management consulting firm specializing in high technology company compensation matters (CEO, executive officer and board) and in stock plan consulting, a position he previously held part time beginning in 1987.  From June 1999 to October 2002, Mr. Meyercord served as Senior Vice President and CFO of Rioport.com, an Internet applications service provider for the music industry.  Mr. Meyercord served as a member of the Board of Directors of Magma Design Automation, Inc. from January 2004 to June 2005.  Mr. Meyercord has been a member of the Board of Directors of California Micro Devices Corporation since January 1993 and of Endwave Corporation since March 2004.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2004 EQUITY INCENTIVE PLAN

Our 2004 Equity Incentive Plan was approved by our stockholders in August 2004 and provides for the grant of stock options, stock appreciation rights, restricted stock (which may be granted in the form of restricted stock shares or restricted stock units (“RSUs”)), performance shares, performance units, and deferred stock units to our employees and consultants as well as for automatic grants of awards to the non-employee members of our Board of Directors.  As of March 31, 2007, there were approximately 4,600 employees (including executive officers) and four non-employee directors who were eligible to participate in the 2004 Equity Incentive Plan.  On June 21, 2007, the closing price of a share of our common stock as reported by the NASDAQ Global Market was $38.45.

Our Board of Directors is asking our stockholders to approve an amendment to modify the Internal Revenue Code Section 162(m) performance measures allowed under our 2004 Equity Incentive Plan.  The modification would allow us to recognize quarterly as well as annual performance measurements, to set performance measurements in percentage terms as well as in dollars, and to use both GAAP and non-GAAP measures to establish performance measures.

Due to changes in accounting regulations issued by the Financial Accounting Standards Board which required companies to record a charge to earnings for employee stock option grants, our Board of Directors and Compensation Committee decided in 2006 that RSUs, as opposed to stock options, were the preferred method of providing equity incentives to our employees.  This was because, in any given year fewer shares would typically be granted subject to full-value awards like RSUs than would be granted subject to stock options, thus resulting in lower annual ownership dilution to stockholders.

We began granting RSUs to certain of our employees in fiscal 2006.  Prior to this time, we had utilized stock options as our primary equity compensation incentive.  Additionally, the 2004 Equity Incentive Plan allows us to use Microchip performance goals selected by our Board of Directors or Compensation Committee as part, or all, of the basis for calculating awards under this plan.  When the plan was initially put in place, some performance measures allowed by the plan were to be calculated annually, in dollar amounts only, and did not let us use non-GAAP measures or exclude extraordinary and non-GAAP non-recurring items when calculating the results of selected performance goals.

We believe that also being able to select and recognize performance goals quarterly, in percentage terms with the exclusion of non-GAAP measures or excluding extraordinary and non-GAAP non-recurring items will enable us to better align employee rewards with stockholder goals. Our Board of Directors believes that in order for us to remain competitive amidst the changing equity compensation landscape, it is necessary to amend the 2004 Equity Incentive Plan to modify the Internal Revenue Code Section 162(m) performance measures under our 2004 Equity Incentive Plan in order to allow us to recognize quarterly as well as annual performance measurements, to set performance measurements in percentage terms as well as in dollars, and to use both GAAP and non-GAAP measures to establish performance measures.  This will provide our Board of Directors and our Compensation Committee with greater flexibility in structuring equity compensation arrangements and help us achieve our goal of attracting, retaining and motivating our personnel.  We believe that, as revised, the 2004 Equity Incentive Plan will continue to be an essential element of our competitive compensation package.

Please see the summary of our 2004 Equity Incentive Plan below.

Summary of the Amended 2004 Equity Incentive Plan

The essential features of the 2004 Equity Incentive Plan (the “Plan”), as amended, are summarized below.  This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the amended and restated 2004 Equity Incentive Plan, which is attached as Appendix A.  Capitalized terms used herein and not defined shall have the meanings set forth in the 2004 Equity Incentive Plan.

General.  The purposes of the 2004 Equity Incentive Plan are to attract and retain the best available personnel, provide additional incentive to our employees, consultants and non-employee directors and promote the success of our business.

Administration.  The 2004 Equity Incentive Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint (the “Administrator”).  Subject to the provisions of the 2004 Equity Incentive Plan, the Administrator has the authority to:  (i) interpret the plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 2004 Equity Incentive Plan; (iii) select the persons to whom awards are to be granted (apart from the non-employee director automatic grant provisions); (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between Microchip and the participant); (vii) amend any outstanding award subject to applicable legal restrictions (except repricing an option or SAR); (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the Plan; (x) allow participants to satisfy withholding tax obligations by electing to have Microchip withhold from the shares or cash to be issued upon exercise, vesting of an award (or distribution of a deferred stock unit) that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; and (xi) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2004 Equity Incentive Plan.  All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Discount Award Limitations.  No more than 30% of the shares initially available for issuance under the 2004 Equity Incentive Plan and 30% of the shares subsequently added to the 2004 Equity Incentive Plan by virtue of options expiring or being cancelled under the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan may be granted pursuant to awards with a purchase price that is less than 100% of fair market value on the date of grant; provided, however, that such 30% limitation does not apply to restricted stock units issued after the date of the 2006 annual meeting.  No stock options or stock appreciation rights may be granted with an exercise price that is less than 100% of fair market value on the date of grant.

No Repricing.  The 2004 Equity Incentive Plan prohibits option or stock appreciation right repricing, including by way of an exchange for another award.

Eligibility.  The 2004 Equity Incentive Plan provides that awards may be granted to our employees, consultants and non-employee directors.

Code Section 162(m) Performance Goals.  We have designed the 2004 Equity Incentive Plan so that it permits us to also issue other awards that qualify as performance-based under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Thus, the Administrator may make performance goals applicable to a participant with respect to an award.   At the Administrator’s discretion, one or more of the following performance goals may apply:  annual revenue, cash position, earnings per share, gross margin, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return, all as determined in accordance with accounting principles generally accepted in the United States.  If  Proposal Two is approved by our stockholders at the annual meeting, then the Administrator may measure performance goals quarterly as well as annually, set performance measures based on dollar amounts or percentages, and may use non-GAAP measures or exclude extraordinary non-recurring events when calculating the results of such performance measures.  Except for cash position, return on equity and total stockholder return, a performance goal may apply either to us or to one of our business units.  The Administrator may use other performance goals for awards that are not intended to qualify as performance-based under Section 162(m) of the Code.

Terms and Conditions of Options.  Each option granted under the 2004 Equity Incentive Plan is evidenced by a written stock option agreement between the optionee and Microchip and is subject to the following terms and conditions:

(a)           Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted.  However, the exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted.  As our common stock is listed on the NASDAQ Global Market, the fair market value is the closing sale price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.

(b)           Form of Consideration.  The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our common stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination thereof.

(c)           Exercise of the Option.  Each stock option agreement will specify the term of the option and the date when the option is to become exercisable.  However, in no event shall an option granted under the 2004 Equity Incentive Plan be exercised more than ten (10) years after the date of grant.

(d)           Termination of Employment.  If an optionee’s employment terminates for any reason (other than death or permanent disability), all options held by such optionee under the 2004 Equity Incentive Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement, or (ii) the expiration date of the option.  The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(e)           Permanent Disability.  If an employee is unable to continue employment with us as a result of permanent and total disability (as defined in the Code), all options held by such optionee under the 2004 Equity Incentive Plan shall expire upon the earlier of (i) six (6) months after the date of termination of the optionee’s employment, or (ii) the expiration date of the option.  The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(f)           Death.  If an optionee dies while employed by us, 100% of his or her awards shall immediately vest, and his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death, or (ii) the expiration date of the option.  The executors or other legal representatives of the optionee may exercise all or part of the optionee’s option at any time before such expiration with respect to all shares subject to such option.

(g)           Other Provisions.  The stock option agreement may contain terms, provisions and conditions that are consistent with the 2004 Equity Incentive Plan as determined by the Administrator.

162(m) Share Limit.  No participant may be granted stock options and stock appreciation rights to purchase more than 1,500,000 shares of common stock in any fiscal year, except that up to 4,000,000 shares may be granted in the participant’s first fiscal year of service.

Exercise Price and Other Terms of Stock Appreciation Rights.  The Administrator, subject to the provisions of the 2004 Equity Incentive Plan (including the 162(m) share limit referred to above), shall have complete discretion to determine the terms and conditions of SARs granted under the 2004 Equity Incentive Plan.

Payment of Stock Appreciation Right Amount.  Upon exercise of an SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price, and (ii) the number of shares for which the SAR is exercised.

Payment upon Exercise of Stock Appreciation Right.  At the discretion of the Administrator, payment to the holder of an SAR may be in cash, shares of our common stock or a combination thereof.  To the extent that an SAR is settled in cash, the shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement.

Stock Appreciation Rights Agreement.  Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the committee, in its sole discretion, shall determine.

Expiration of Stock Appreciation Rights.  SARs granted under the 2004 Equity Incentive Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant.  No SAR may be exercised by any person after its expiration.

Grant of Restricted Stock.  Subject to the terms and conditions of the 2004 Equity Incentive Plan, restricted stock may be granted to our employees and consultants at any time and from time to time at the discretion of the Administrator.  The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.  However, no participant shall be granted a restricted stock award covering more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted on the participant’s first fiscal year of service.  Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.  Restricted stock may also be granted in the form of restricted stock units, which are generally not issued until the vesting date.

Restricted Stock Award Agreement.  Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

Grant of Performance Shares.  Subject to the terms and conditions of the 2004 Equity Incentive Plan, performance shares may be granted to our employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator.  The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider, and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.  However, no participant shall be granted a restricted stock award covering more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted on the participant’s first fiscal year of service.

Performance Share Award Agreement.  Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Grant of Performance Units.  Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date.  The shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement of a performance unit.

Performance Unit Award Agreement.  Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator.  However, no participant shall be granted a performance unit award covering more than $1,500,000 in any of Microchip’s fiscal years, except that a newly hired participant may receive a performance unit award covering up to $4,000,000.

Deferred Stock Units.  Deferred stock units shall consist of a restricted stock, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.  Deferred stock units are subject to the individual annual limits that apply to each type of award.

Awards to Non-Employee Directors.  The 2004 Equity Incentive Plan provides for initial and annual awards to non-employee directors within prescribed parameters.  Specifically, each non-employee director is entitled to receive the following automatic option grants of common stock:  (i) an initial option grant of 12,000 shares on the date first appointed or elected to the Board of Directors (except for non-employee directors who previously served as directors); and (ii) an annual option grant of 6,000 shares on the day of our annual stockholders meeting provided that the director has been elected by the stockholders to serve as a member of the Board of Directors at the annual meeting.  Only non-employee directors who have served as such for at least 3 months as of the grant date are eligible to receive the annual grant.

Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an award granted under the 2004 Equity Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.  If the Administrator makes an award granted under the 2004 Equity Incentive Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

Acceleration upon Death.  In the event that a participant dies while a service provider, 100% of his or her awards shall immediately vest.

Leave of Absence.  In the event that a participant goes on a leave of absence, award vesting will cease until he or she returns to work, except as required by law or as determined by the Administrator.

Adjustment Upon Changes in Capitalization.  In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2004 Equity Incentive Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, SARs and options, the number and class of shares of stock subject to any award outstanding under the 2004 Equity Incentive Plan, and the exercise price of any such outstanding option or SAR or other award, provided that such automatic adjustments will not be made to the number of shares to be granted to our non-employee directors under the 2004 Equity Incentive Plan.  Any such adjustment shall be made by the Compensation Committee of our Board of Directors, whose determination shall be conclusive.

Change of Control.  In the event of a change of control, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding award.  If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested.  In such event, the Administrator shall notify the participant that each award subject to exercise is fully exercisable for 30 days from the date of such notice and that the award terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2004 Equity Incentive Plan.  Our Board of Directors may amend, suspend or terminate the 2004 Equity Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule 16b-3”) or Section 422 of the Code, or any similar rule or statute.  The 2004 Equity Incentive Plan will naturally expire in September 2014, unless earlier terminated.

Federal Tax Information

Options.  Options granted under the 2004 Equity Incentive Plan are nonstatutory options that do not qualify as incentive stock options under Section 422 of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option.  However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price.  Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us.  Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as short-term or long-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights.  No taxable income is reportable when an SAR is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received and/or the amount of cash received.  Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be a capital gain or loss.

Restricted Stock, Performance Units and Performance Shares.  A participant will not have taxable income upon grant (unless, with respect to restricted stock that is not in the form of restricted stock units, he or she elects to be taxed at that time).  Instead, he or she will recognize ordinary income at the time of vesting/delivery equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

Tax Effect for Microchip.  We generally will be entitled to a tax deduction in connection with an award under the 2004 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).  Special rules limit the deductibility of compensation paid to our CEO and to each of our four most highly compensated executive officers.  Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.  The 2004 Equity Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

The foregoing is only a summary of the effect of federal income taxation upon us and upon participants, does not purport to be complete, and does not discuss the tax consequences of any participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

New Plan Benefits

The amount, timing, and value of discretionary awards under the 2004 Equity Incentive Plan, including grants to our CEO, CFO and our three other most highly compensated executive officers, is not determinable.  The future award of options to non-employee directors is subject to the election of such individuals as directors and the fair market value of the common stock on the date the options are granted.  The following table sets forth information with respect to the grant of stock options and restricted stock units (RSUs) during the fiscal year ended March 31, 2007 to:  (a) non-employee directors; (b) our CEO, CFO and our three other most highly compensated executive officers named in this proxy statement (named executive officers); (c) all current executive officers as a group; and (d) all other employees as a group:

EQUITY GRANTS IN FISCAL 2007

Name of Individual or Identity of Group and Position	Number of Shares Subject to RSUs Granted	Weighted Average Fair Value (1)	Number of Shares Subject to Options Granted	Grant Price (2)
Steve Sanghi President and CEO	123,000	$31.92	---	---
Ganesh Moorthy Executive Vice President	33,000	$31.92	---	---
Mitchell R. Little Vice President, Worldwide Sales and Applications	28,000	$31.92	---	---
David S. Lambert Vice President, Fab Operations	22,400	$31.92	---	---
Gordon W. Parnell Vice President, CFO	20,800	$31.92	---	---
All current executive officers as a group (7 people)	274,800	$31.92	---	---
All current directors who are not executive officers as a group (4 people)	---	---	24,000	$31.29
All other employees as a group	1,359,593	$31.26	35,452	$36.81
       _________________________
       (1)  Represents the weighted average fair value per share as of the grant date.
       (2)  Represents the weighted average per share grant price.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to the 2004 Equity Incentive Plan.

Our executive officers and non-employee directors have an interest in this proposal as they may receive awards under the 2004 Equity Incentive Plan.

The Board of Directors recommends a vote FOR Proposal Two to amend our 2004 Equity Incentive Plan to modify the Internal Revenue Code Section 162(m) performance measures under our 2004 Equity Incentive Plan in order to allow us to recognize quarterly as well as annual performance measurements, to set performance measurements in percentage terms as well as in dollars, and to use both GAAP and non-GAAP measures to establish performance measures.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2008.  Ernst & Young LLP has audited our financial statements since the fiscal year ended March 31, 2002 and has served as our independent registered public accounting firm since June 6, 2001.  The partner in charge of our audit will be rotated every five years.  Other partners and non-partner personnel are rotated on a periodic basis.

We anticipate that a representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.  Stockholder ratification of the appointment of Ernst & Young LLP is not required by our Bylaws or applicable law.  However, our Board of Directors chose to submit such appointment to our stockholders for ratification.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Upon the recommendation of our Audit Committee, the Board of Directors recommends that stockholders vote FOR ratification of such appointment.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

This category includes fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally.  This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the assistance with review of our SEC registration statements.  This category also included fees associated with the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.  The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $1,007,000 for fiscal 2007 and $915,000 for fiscal 2006.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation.  The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $54,000 for fiscal 2007 and $102,000 for fiscal 2006.

Tax Fees

This category includes fees associated with tax return preparation, tax advice and tax planning.  The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $306,000 for fiscal 2007 and $423,000 for fiscal 2006.

All Other Fees

This category includes fees for support and advisory services not related to audit services or tax services.  There were $10,000 of such fees in fiscal 2007 and $2,000 of such fees in fiscal 2006.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm.  Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget or limit.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve a specified level of services, and such pre-approvals are then communicated to the full Audit Committee at its next scheduled meeting.  During fiscal 2007, all audit and non-audit services rendered by Ernst & Young LLP were approved in accordance with our pre-approval policy.

Our Audit Committee has determined that the non-audit services rendered by Ernst & Young LLP during fiscal 2007 and fiscal 2006 were compatible with maintaining the independence of Ernst & Young LLP.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of our common stock as of May 21, 2007 for:  (a) each director, (b) our CEO, CFO and the three other most highly compensated executive officers named in the Summary Compensation Table, (c) all directors and executive officers as a group, and (d) each person who is known to us to own beneficially more than five percent of our common stock.  Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws and joint tenancies, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by such person:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Capital Research & Management Co. (2)	23,746,850	10.88%
FMR Corp. (3)	13,580,850	6.22%
Steve Sanghi (4)	5,949,644	2.70%
Matthew W. Chapman (5)	60,147	*
L.B. Day (6)	58,375	*
Albert J. Hugo-Martinez (7)	100,000	*
David S. Lambert (8)	443,802	*
Mitchell R. Little (9)	30,324	*
Wade F. Meyercord (10)	41,000	*
Ganesh Moorthy (11)	243,200	*
Gordon W. Parnell (12)	159,707	*
All directors and executive officers as a group (11 people) (13)	7,368,395	3.33%
_________________________
* Less than 1% of the outstanding shares of common stock.

(1)
For each individual and group included in the table, the number of shares beneficially owned includes shares of common stock issuable to the identified person pursuant to stock options and stock purchase rights that may be exercised within 60 days of May 21, 2007.  In calculating the percentage of ownership, share amounts which are subject to outstanding options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(2)
Address is 333 South Hope Street, Los Angeles, CA  90071.  All information is based solely on the Schedule 13G filed by Capital Research & Management Co. (CRMC) dated February 12, 2007, with the exception of the percentage of common stock held which is based on shares outstanding at May 21, 2007.  Such Schedule 13G indicates that (i) CRMC has sole power to dispose of and direct the disposition of the common stock, and (ii) CRMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 23,746,850 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(3)
Address is 82 Devonshire Street, Boston, MA 02109.  All information is based solely on the Schedule 13G filed by FMR Corp. dated February 14, 2007, with the exception of the percentage of common stock held which is based on shares outstanding at May 21, 2007.  Such Schedule 13G indicates that (i) FMR Corp. has sole power to vote or direct the vote and to dispose of and direct the disposition of the common stock, and (ii) FMR Corp. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the referenced Schedule 13G.

(4)	Includes 2,142,544 shares issuable upon exercise of options and 3,780,969 shares held of record by Steve Sanghi and Maria T. Sanghi as trustees.
(5)	Includes 46,250 shares issuable upon exercise of options, 262 shares held in Testamentary Trust of Regan Chapman and 135 shares held by Mr. Chapman’s minor children.
(6)	Includes 53,375 shares issuable upon exercise of options.
(7)	Includes 51,250 shares issuable upon exercise of options and 48,750 shares held of record by Albert J. Hugo-Martinez and S. Gay Hugo-Martinez as trustees.
(8)	Includes 285,505 shares issuable upon exercise of options, 1,539 shares held by Mr. Lambert’s children, and 1,925 shares held by David S. Lambert and Carol Lambert as trustees.

(9)	Includes 24,545 shares issuable upon exercise of options.
(10)	Includes 39,000 shares issuable upon exercise of options and 2,000 shares held of record by Wade Meyercord and Phyllis Meyercord as trustees.
(11)	Includes 222,118 shares issuable upon exercise of options and 21,082 shares held of record by Ganesh Moorthy and Hema Moorthy as trustees.
(12)	Includes 153,707 shares issuable upon exercise of options and 6,000 shares held of record by Gordon W. Parnell and Jeanette Parnell as trustees.
(13)	Includes an aggregate of 3,218,271 shares issuable upon exercise of options.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of the Compensation Program

The Compensation Committee of the Board of Directors, presently comprised of Mr. Hugo-Martinez and Mr. Day, reviews the performance of our executive officers and makes compensation decisions regarding our executive officers.  Our policies for setting compensation for each of our named executive officers (CEO, CFO, and three most highly paid executive officers) are the same as those for the rest of our executive officers.  Our compensation program is a comprehensive package designed to motivate the executive officers to achieve our corporate objectives and is intended to be competitive and allow us to attract and retain highly qualified executive officers.  In general, the types of compensation and benefits provided to our executive officers are similar to those provided to most other Microchip employees, and include salary, cash bonuses, restricted stock units (RSUs), and other benefits described below.

Our Executive Compensation Policy and Objectives

Our compensation policy for executive officers, including our named executive officers, and key employees is based on a “pay-for-performance” philosophy.  This “pay-for-performance” philosophy emphasizes variable compensation, primarily by placing a large portion of pay at risk.  We believe that this philosophy meets the following objectives:

•	rewards performance that may contribute to increased stockholder value,
•	attracts, retains, motivates and rewards individuals with competitive compensation opportunities,
•	aligns an executive officer’s total compensation with our business objectives,
•	fosters a team environment among our management that focuses their energy on achieving our financial and business objectives consistent with Microchip’s “guiding values,”
•	balances short-term and long-term strategic goals, and
•	builds and encourages ownership of our common stock.

Decisions regarding cash and equity compensation also include subjective determinations and consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases, such as an executive officer’s experience in the industry and the perceived value of the executive officer’s position to Microchip as a whole.

We believe that the overall compensation levels for our executive officers, including our named executive officers,  in fiscal 2007 were consistent with our “pay-for-performance” philosophy and are commensurate with our fiscal 2007 performance.

Executive Compensation Process

On an annual basis, the Compensation Committee evaluates and establishes the compensation of the executive officers, including the named executive officers.  The Compensation Committee seeks input from Mr. Sanghi when discussing the performance of, and compensation levels for, the executive officers other than Mr. Sanghi.  Mr. Sanghi does not participate in deliberations relating to his own compensation.

The Compensation Committee designs our executive compensation program to be competitive with those of other companies in the semiconductor or related industries that are most similar to us in number of employees, revenue and capitalization.  The Compensation Committee determines appropriate levels of compensation for each executive officer and makes allocations between long-term and short-term as well as cash and non-cash elements of compensation.  Microchip’s financial and business objectives, the salaries of executive officers in similar positions with comparable sized companies in the semiconductor industry and individual performance may be considered in making these determinations.  If compensation information is reviewed for other companies, it is obtained from published materials such as proxy statements, and information gathered from such companies directly.  We do not engage consultants to conduct such review process for us.

The executive officer compensation process begins with consideration of Microchip’s overall annual budget for employee compensation.  The Compensation Committee considers the budgeted salary data and individual executive officer salary increases are determined with the goal of keeping the average executive officer salary increase within the budgeted range for all other employees.  In setting annual salaries for executive officers, the Compensation Committee also considers relevant industry data but does not target any overall industry percentage level or peer group average.

Microchip’s annual budget is created as part of Microchip’s annual operating plan process under which business and financial objectives are initially developed by our executive officers, in conjunction with their respective operating units, and then discussed with and approved by our CEO.  These objectives are then reviewed by our Board of Directors and the Board sets the financial and business objectives for Microchip on which incentive compensation is based.

For fiscal 2007, the Compensation Committee reviewed and approved the total compensation package of all of our executive officers, including the elements of compensation discussed below, and determined the amounts to be reasonable and competitive.

Elements of Compensation

Our executive compensation program is currently comprised of four major elements:

•	annual base salary,
•	incentive cash bonuses,
•	equity compensation, and
•	compensation and employee benefits generally available to all of our employees.

The retirement benefits and other benefits offered to our executive officers are largely the same as those offered to a broad base of employees.  While our executive officers’ level of participation in our management incentive compensation plans and equity incentive plans is typically higher than for our non-executive employees, based on the officers’ level of responsibility and industry experience, the plans in which our executive officers are eligible to participate are very similar to those for our other employees.  In accordance with Microchip's compensation philosophy, we do not offer perquisites to our executive officers.  Other than with respect to generally available benefits, the Compensation Committee reviews each element of compensation separately and total compensation as a whole.  The Compensation Committee determines the appropriate mix of elements to meet our compensation objectives and ensure that we remain competitive with the compensation practices in our industry.

Although our executive officers are entitled to certain severance and change of control benefits (as described below), the Compensation Committee does not consider such benefits to be elements of compensation for purposes of annual compensation reviews because such benefits may never be paid.

Cash compensation packages for our named executive officers were not materially increased from fiscal 2006 to fiscal 2007.  In mid-fiscal 2006 we did change from stock options to RSUs as our primary method of equity compensation for our executive officers.

Base Salaries.  We review the base salaries of our executive officers each year.  When setting base salaries, we review the business and financial objectives for Microchip as a whole, as well as the objectives for each of the individual officers relative to their respective areas of responsibility.  We may also consider the salaries of executive officers in similar positions with comparably sized companies in the semiconductor industry.  This review encompasses the objectives for both the immediately preceding fiscal year and the upcoming fiscal year.

After consideration of the factors described above, the average base salaries for our named executive officers were increased by approximately 4.9% in May 2006 compared to the prior fiscal year.  Mr. Moorthy received an additional base salary increase of approximately 6.0% in November 2006 associated with his promotion to Executive Vice President.

Incentive Cash Bonuses.  Quarterly incentive cash bonuses are payable to executive officers and key employees under our management incentive compensation plans.  Prior to August 18, 2006, Microchip had a single management incentive compensation plan, referred to as the “MICP.”  In order to enable us to qualify the bonuses to executive officers for favorable tax treatment under Section 162(m) of the Code, in August 2006, we asked our stockholders to approve our Executive Management Incentive Compensation Plan, referred to as the “Executive MICP.”  The Executive MICP, along with the Discretionary Management Incentive Compensation Plan, referred to as the “Discretionary MICP,” became effective on August 18, 2006.  Our executive officers now participate in the Executive MICP and the Discretionary MICP, and do not receive bonuses under the original MICP which we continue to maintain for our other key employees.

The Compensation Committee sets performance goals which, if met, result in quarterly payments to key employees under the MICP, and quarterly payments to executive officers under the Executive MICP and Discretionary MICP.  The performance goals are established at levels that are expected to be achievable, but require a high level of performance.  In fiscal 2007, the quarterly payments under the Executive MICP for our named executive officers were targeted at an aggregate of approximately $290,000 for all such officers as a group.  The aggregate budgeted bonus pool under the various management incentive compensation plans is calculated by multiplying the eligible executive officer’s bonus target percentage by his or her base salary.  Actual payments under the various management incentive plans are predicated on Microchip’s quarterly operating results and, with respect to the MICP and Discretionary MICP, a subjective element.  Cash bonuses under the Executive MICP are subject to a maximum award of $2,500,000 per individual on an annual basis; however, all awards to date have been substantially less than such maximum amount.

In fiscal 2007, the following business and financial areas were selected as the basis for calculating bonuses under our management incentive compensation plans:

• revenue growth	20%
• gross margin percentage	15%
• operating expenses as a percentage of sales	15%
• operating income as a percentage of sales	15%
• earnings per share (quarterly)	15%
• discretionary element for Board consideration	20%

Consistent with our “pay-for-performance” philosophy, our CEO and executive officers received bonuses under the MICP for the first two quarters of fiscal 2007 and received bonuses under the Executive MICP and Discretionary MICP for the last two quarters of fiscal 2007.  For fiscal 2007, bonus payments under our various management incentive compensation plans for named executive officers other than our CEO ranged, on an aggregate basis for each officer, from $107,635 to $134,866.  In fiscal 2007, Mr. Sanghi earned an MICP bonus of $640,705, Executive MICP bonus of $419,804, and a Discretionary MICP bonus of $106,767.

Equity Compensation.  Equity compensation, such as RSUs, constitutes a significant portion of our incentive compensation program because we believe that officers and key employees should hold a long-term equity stake in Microchip to align their collective interests with the interests of our stockholders.  In fiscal 2007, equity grants were a significant portion of our executive officers’ total compensation package.  We typically make equity compensation grants to executive officers and key employees in connection with their initial employment, and we also typically make annual evergreen grants of equity to incentivize employees on a continuing basis as their initial equity awards vest.  In fiscal 2008, we began making these evergreen grants quarterly in order to more closely match the financial impacts associated with equity compensation grants with the operating characteristics of our business.

Grants may also be made in connection with promotions, other changes in responsibilities or in recognition of other individual or Microchip developments or achievements.  On March 31, 2007, approximately 64% of our employees worldwide held RSUs or options to purchase our common stock.  Since the middle of fiscal 2006, RSUs have been the principal equity compensation vehicle for Microchip executive officers and key employees.

In granting equity compensation awards to executive officers, we consider numerous factors, including:

•	the individual’s position and responsibilities,
•	the individual’s future potential to influence our mid- and long-term growth,
•	the vesting schedule of the awards, and
•	the number and value of awards previously granted.

We do not separately target the equity element of our executive officer compensation programs at a specific percentage of overall compensation.   However, overall total compensation is structured to be competitive so that we can attract and retain executive officers.  In setting equity award levels, we also take into consideration the impact of the equity-based awards on the dilution of our stockholders’ interests in our common stock.

In fiscal 2007, we did not grant stock options to our executive officers, as we determined that RSUs would be our primary long-term incentive vehicle.  Our RSUs granted in fiscal 2007 typically were scheduled to vest in quarterly installments over a one or two-year vesting period commencing on the third or fourth anniversary of the grant date.  The RSUs were awarded without a purchase price and therefore have immediate value to recipients upon vesting.  Typically, we award a smaller number of RSUs to each recipient than we would have had we been granting stock options.

Historically, the Compensation Committee has granted RSUs to executive officers and current employees once per year near the start of the fiscal year.  RSU grants to new employees are made once per month by the Employee Committee at a meeting of such committee.  Microchip does not have any program, plan or practice to time RSU grants in coordination with the release of material non-public information.  Microchip does not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.  Our 2004 Incentive Plan provides that the value of RSUs be the market closing price of our stock on the grant date.

See the table under “Grants of Plan-Based Awards in Fiscal 2007” at page 26 for information regarding RSUs granted during fiscal 2007 to our named executive officers.

Stock Ownership Guidelines For Key Employees And Directors

To help ensure alignment of the interests of our management and Board of Directors with those of our stockholders, we have put in place a stock holding policy that applies to each member of our management and Board of Directors.  This policy was proposed by our Nominating and Governance Committee and ratified by our Board of Directors at its October 24, 2003 meeting.  Under this policy, effective April 1, 2004, each of our directors, executive officers, vice presidents and internal director-level employees must maintain a specified minimum level of ownership of our stock during their tenure in their respective office or position.  During fiscal 2007, all persons subject to this policy were in compliance with its terms.

Microchip does not permit executive officers to speculate in Microchip stock, which includes a prohibition on short selling, buying and selling options (including writing covered calls) or hedging or any type of arrangement that has a similar economic effect.

Other Compensation and Employee Benefits Generally Available to All Employees.  We maintain compensation and employee benefits that are generally available to all Microchip employees, including:

•	our employee stock purchase plan,
•	medical, dental, vision, employee assistance program, flexible spending, and short- and long-term disability insurance, accidental death and dismemberment insurance,
•	life insurance benefits,
•	a 401(k) retirement savings plan,
•	an employee cash bonus plan, and
•	vacation and paid time off.

Employee Stock Purchase Plan.  Our 2001 Employee Stock Purchase Plan is a Section 423 qualified employee stock purchase plan that allows all U.S. employees the opportunity to purchase our common stock through payroll deduction at 85% of the fair market value at the lower of the price as of the opening of the two-year offering period or at the end of any six-month purchase period.

Medical, Dental, Vision, Employee Assistance Program, Flexible Spending, and Disability Coverage.  We make medical, dental, vision, employee assistance program, flexible spending, and disability coverage available to all of our U.S.-based employees through our active benefit plans.  Under these generally available plans, our named executives officers are eligible to receive between $1,000 and $7,500 per month in long-term disability coverage depending on which plan they elect.  Short-term disability coverage is provided which allows for 100% of base salary to be paid for six months in the event of disability.  Accidental death and dismemberment insurance with a benefit of one times the executive’s annual salary is provided by Microchip. Since all of our U.S.-based employees participate in this plan on a non-discriminatory basis, the value of these benefits to our named executive officers is not required to be included in the Summary Compensation Table on page 24 pursuant to SEC rules and regulations.

Life Insurance.  In fiscal 2007, we provided life insurance coverage to our named executive officers in the amount up to two times the executive’s annual salary (up to a maximum of $500,000).  The named executive officers may purchase supplemental life insurance at their own expense.

401(k).  We maintain a 401(k) plan for the benefit of all of our U.S. employees in order to allow our employees to save for retirement.  We contribute to our 401(k) plan each year based on our profitability during the year, subject to maximum contributions and other rules prescribed by Federal law governing such plans.  Our named executive officers are permitted to participate in the plans to the same extent as our other U.S.-based employees.

Employee Cash Bonus Plan.  All of our employees worldwide participate in our Employee Cash Bonus Plan.  The cash bonus plan can award each eligible employee with a target of two and one-half days of pay, calculated on base salary, every quarter, if certain operating profitability objectives are achieved.  The pay-out is adjusted based on actual quarterly operating results.  During fiscal 2007, bonus awards were paid out under such plan for each quarterly period at a quarterly average of 146% of the target.  Under such program, for fiscal 2007, our named executive officers received payments ranging from $11,733 to $28,467.

Vacation and Paid Time-Off Benefits.  We also provide vacation and other paid holidays to all of our employees, including our named executive officers.  We believe our vacation and holidays are comparable to others in the industry.

Non-Qualified Deferred Compensation Plan.  We also maintain a non-qualified deferred compensation plan for certain employees, including our named executive officers, who receive compensation in excess of the 401(k) contribution limits imposed under the Internal Revenue Code and desire to defer more compensation than they would otherwise be permitted under a tax-qualified retirement plan, such as our 401(k) plan.  Microchip does not make contributions to this non-qualified deferred compensation plan. This plan allows our executive officers to make pre-tax contributions to this plan which would be fully taxed to the executive officers six months after the executive officer’s termination of employment with Microchip.

We do not have pension plans or other retirement plans for our named executive officers or our other U.S.-based employees.

Employment Contracts, Termination of Employment and Change of Control Arrangements

We do not have employment contracts with our CEO, CFO or any of our executive officers, nor agreements to pay severance on involuntary termination (other than as stated in the change of control agreements below) or upon retirement.

Our CEO, CFO, and our executive officers have entered into change of control agreements with us.  These agreements were designed to help ensure the continued services of our key executive officers in the event that a change of control of the company is effected, and to assist our key executive officers in transitioning from the company if as a result of a change of control, they lose their positions.  We believe that the benefits provided by these agreements help to ensure that our management team will be incentivized to remain employed with Microchip during a change of control.  Capitalized terms used herein and not defined shall have the meanings set forth in the change of control agreements.  Additionally, our 2004 Equity Incentive Plan has a change of control provision which provides that any successor company shall assume each outstanding award or provide an equivalent substitute award; however, if the successor fails to do so, vesting of awards shall accelerate.  In putting the change of control agreements in place, the Compensation Committee considered prevalent market practices in determining the severance amounts and the basis for selecting the events triggering payment in the agreements.

With respect to our CEO, CFO and Vice President of Worldwide Sales, if the executive officer’s employment terminates for reasons other than Cause within the Change of Control Period, the executive officer will be entitled to receive severance benefits consisting of the following primary components:

•
a one-time payment of his base salary in effect immediately prior to the Change of Control or termination date, whichever is greater, for the following periods: (1) in the case of the CEO, two years; (2) in the case of the CFO and the Vice President of Worldwide Sales, one year; and

•
a one-time payment of his bonuses for which he was or would have been eligible in the year in which the Change of Control occurred or for the year in which termination occurred, whichever is greater, for the following periods: (1) in the case of the CEO, two years; (2) in the case of the CFO and the Vice President of Worldwide Sales, one year; and

•
a continuation of medical and dental benefits (subject to any required employee contributions) for the following periods: (1) in the case of the CEO and the CFO, two years; (2) in the case of the Vice President of Worldwide Sales, one year; provided in each case that such benefits would cease sooner if and when the executive officer becomes covered by the plans of another employer; and

•
a payment to cover any excise tax that may be due under Section 4999 of the Code, if the payments provided for in the change of control agreement constitute “parachute payments” under Section 280G of the Code and the value of such payments is more than three times the executive officer’s “base amount” as defined by Section 280G(b)(3) of the Code.

With respect to our CEO, the CFO and the Vice President of Worldwide Sales, immediately prior to a Change of Control (regardless of whether the executive officer’s employment terminates), all equity compensation held by the executive officer shall become fully vested.

With respect to our executive officers other than the CEO, the CFO and the Vice President of Worldwide Sales, if the executive officer terminates his employment for Good Reason, or the executive’s employment is terminated for reasons other than Cause within the Change of Control Period, the executive officer will be entitled to receive severance benefits consisting of the following primary components:

•	a one-time payment of his base salary in effect immediately prior to the Change of Control or termination date, whichever is greater, for one year; and

•
a one-time payment of his bonuses for which he was or would have been eligible in the year in which the Change of Control occurred or for the year in which termination occurred, whichever is greater, for one year; and

•
a continuation of medical and dental benefits (subject to any required employee contributions) for one year (provided in each case that such benefits would cease sooner if and when the executive officer becomes covered by the plans of another employer); and

•
a payment to cover any excise tax that may be due under Section 4999 of the Code, if the payments provided for in the change of control agreement constitute “parachute payments” under Section 280G of the Code and the value of such payments is more that three times the executive officer’s “base amount” as defined by Section 280G(b)(3) of the Code.

With respect to our executive officers other than the CEO, the CFO and the Vice President of Worldwide Sales, immediately upon termination during the Change of Control Period other than for Cause all equity compensation held by the executive officer shall become fully vested.

The following table sets forth the aggregate dollar value of payments, to the extent calculable, in the event of a termination of a named executive officer on March 30, 2007, the last business day of our last completed fiscal year.

Name	Salary $	Bonus $	Equity Compensation Due to Accelerated Vesting $	Tax Gross-up on Change of Control (3) $	Continuation of Certain Benefits (4)
Steve Sanghi (1)	1,037,578	2,115,063	9,701,228	---	2 years
Ganesh Moorthy (2)	225,000	132,404	2,600,678	1,323,858	1 year
Mitchell R. Little (2)	243,177	121,214	1,995,863	---	1 year
David S. Lambert (2)	212,612	103,852	1,796,839	---	1 year
Gordon W. Parnell (2)	223,287	109,067	1,685,515	---	2 years
__________________
(1)
The change of control payment includes an amount equal to twice the annual salary of the executive plus a bonus equal to two times the targeted annual amount payable to such executive under our management incentive compensation plans and employee cash bonus plan.

(2)
The change of control payment includes an amount equal to one times the annual salary of the executive plus a bonus equal to the targeted annual amounts payable to such executive under our management incentive compensation plans and employee cash bonus plan.

(3)
This payment covers any excise tax that may be payable under Section 4999 of the Code if the payments provided for under the change of control agreement constitute “parachute payments” under section 280G of the Code and the value of the payments is more than three times the executive officer’s “base amount” as defined by Section 280G(b)(3) of the Code.

(4)
Benefits continued under the change of control agreements are limited to company-paid medical, dental, vision and life insurance coverage at the same level of coverage the executive was provided immediately prior to termination of employment with Microchip.  Amounts are not determinable at this time and are dependent on each executive’s individual circumstances.

Performance-Based Compensation and Financial Restatement

To date, Microchip has not experienced a financial restatement and has not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to its executive officers and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Tax Deductibility

Section 162(m) of the Code disallows a corporate income tax deduction for executive compensation paid to our named executive officers in excess of $1,000,000 per year, unless that income meets permitted exceptions.  In order to enhance our ability to obtain tax deductions for executive compensation, our stockholders approved the Executive MICP at our 2006 annual meeting.  This allows us to seek to have such compensation under our Executive MICP qualify as performance-based compensation under Section 162(m).  Additionally, our 2004 Equity Incentive Plan allows for the granting of performance-based awards such as RSUs.  To the extent that we grant awards with such performance-based limitations, we would expect them to qualify as performance-based awards for purposes of 162(m).

To maintain flexibility in compensating Microchip’s executive officers in a manner designed to promote varying corporate goals, it is not the policy of the Compensation Committee that executive compensation must be tax deductible.  We intend to review the deductibility of executive officer compensation from time to time to determine whether any additional actions are advisable to obtain deductibility.

Conclusion

We believe that our executive team provided outstanding service to Microchip in fiscal 2007.  We will work to assure that the executive compensation programs continue to meet Microchip’s strategic goals as well as the overall objectives of the compensation program.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors2:

Albert J. Hugo-Martinez (Chair)                                                                                     L.B. Day

The following table lists the annual compensation for our CEO, CFO and our three other most highly compensated executive officers (referred to as the “named executive officers”) in the fiscal year ended March 31, 2007:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Steve Sanghi, President and CEO	2007	515,010	28,467	904,135	1,787,773	1,167,276	---	5,005	4,407,666
Ganesh Moorthy, Executive Vice President	2007	215,632	11,741	243,322	422,967	134,866	---	4,152	1,032,680
Mitchell R. Little, Vice President, Worldwide Sales and Applications	2007	241,808	13,420	207,179	256,258	125,844	---	3,896	848,405
David S. Lambert, Vice President, Fab Operations	2007	211,414	11,733	165,743	256,258	107,635	---	3,487	756,270
Gordon W. Parnell, Vice President and CFO	2007	222,030	12,322	153,904	238,150	113,039	---	3,791	743,236
__________________
(1)	Represents the base salary earned by each executive in fiscal 2007.
(2)	Represents bonuses earned by each executive in fiscal 2007 under our Employee Cash Bonus Plan.
(3)
Represents the compensation cost recognized in our financial statements in fiscal 2007 under SFAS No. 123R related to restricted stock units for each executive. For information on the valuation assumptions made with respect to the foregoing RSU grants, please refer to the assumptions for fiscal year ended March 31, 2007, stated in Note 14, “Equity Incentive Plans” to Microchip’s audited financial statement for the fiscal year ended March 31, 2007, included in Microchip’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2007.  However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

 2 The Compensation Committee Report on executive compensation is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

(4)
Represents the compensation cost recognized in our financial statements in fiscal 2007 under SFAS No. 123R related to non-qualified stock options for each executive and thus may include amounts from awards granted prior to fiscal 2007. For information on the valuation assumptions made with respect to the foregoing option grants, please refer to the assumptions for (i) fiscal years ended March 31, 2007, 2006 and 2005 stated in Note 14, “Equity Incentive Plans” to Microchip’s audited financial statement for the fiscal year ended March 31, 2007, included in Microchip’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2007, and (ii) fiscal year ended March 31, 2004, stated in Note 17, “Stock Option Plans” to Microchip’s audited financial statement for the fiscal year ended March 31, 2004, included in Microchip’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 3, 2004.  However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(5)
Represents the aggregate amount of bonuses earned by each executive officer in fiscal 2007 under our Management Incentive Compensation Plan, Executive Management Incentive Compensation Plan and Discretionary Executive Management Incentive Compensation Plan.  Each executive officer received the following payments under each of the plans in fiscal 2007:

Named Executive Officer	MICP $	Executive MICP $	Discretionary MICP $
Steve Sanghi	640,705	419,804	106,767
Ganesh Moorthy	72,063	50,069	12,734
Mitchell R. Little	69,074	45,259	11,511
David S. Lambert	59,080	38,710	9,845
Gordon W. Parnell	62,046	40,654	10,339

(6)
The contributions under our non-qualified deferred compensation plan are invested at the discretion of the executive officer and there are no above-market or preferential earnings on such amounts made or provided by Microchip.

(7)
Consists of company-matching contributions to our 401(k) retirement savings plan and the full dollar value of premiums paid by Microchip for life insurance for the benefit of a named executive officer in the amounts shown below:

Named Executive Officer	401(k) $	Life Insurance $
Steve Sanghi	4,525	480
Ganesh Moorthy	3,738	414
Mitchell R. Little	3,431	465
David S. Lambert	3,081	406
Gordon W. Parnell	3,365	426

Grants of Plan-Based Awards During Fiscal 2007

The following table sets forth information with respect to our Executive Management Incentive Compensation Plan, our Discretionary Executive Management Incentive Compensation Plan, and our Employee Cash Bonus Plan, as well as RSUs made to our named executive officers under the 2004 Equity Incentive Plan, including the grant date fair value of the RSUs.  Amounts listed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column are annual targets based on the salaries of the named executive officers at the end of fiscal 2007.  Actual payments for our bonus plans in fiscal 2007 are reflected in the Summary Compensation Table above.  Option awards in the table below were granted in fiscal 2007.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended March 31, 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($) (3)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Steve Sanghi	4/3/06	---	---		---	123,000	---	---	3,925,668
	---	---	1,037,581	(2)	---	---	---	---	---
	---	---	19,953	(4)	---	---	---	---	---
Ganesh Moorthy	4/3/06	---	---		---	33,000	---	---	1,053,228
	---	---	123,750	(2)	---	---	---	---	---
	---	---	8,654	(4)	---	---	---	---	---
Mitchell R. Little	4/3/06	---	---		---	28,000	---	---	893,648
	---	---	111,861	(2)	---	---	---	---	---
	---	---	9,353	(4)	---	---	---	---	---
David S. Lambert	4/3/06	---	---		---	22,400	---	---	714,918
	---	---	95,675	(2)	---	---	---	---	---
	---	---	8,177	(4)	---	---	---	---	---
Gordon W. Parnell	4/3/06	---	---		---	20,800	---	---	663,853
	---	---	100,479	(2)	---	---	---	---	---
	---	---	8,588	(4)	---	---	---	---	---
__________________
(1)	Represents shares granted under Microchip’s 2004 Equity Incentive Plan.
(2)
This annual target represents the percentage of the executive officer’s base salary reflected in dollar terms targeted under Microchip’s management incentive compensation plans.  On August 18, 2006, Microchip’s stockholders approved the Executive MICP to replace the MICP as it applies to executive officers.  On October 1, 2006, Microchip’s executive officers began to participate in the Executive MICP and Discretionary MICP instead of the MICP.  Thus, our named executive officers received bonuses under the MICP for the first two quarters of fiscal 2007 and received bonuses under the Executive MICP and Discretionary MICP for the last two quarters of fiscal 2007.  The overall targets for bonuses under our MICP plans did not change with the approval of the Executive MICP in August 2006.

(3)
Individual awards under our Executive Management Incentive Plan are made quarterly and are not stated in terms of a threshold or maximum amount for an award period.  The Executive Management Incentive Plan does provide that the maximum amount payable to any participant is $2.5 million for any fiscal year.

(4)	Microchip’s Employee Cash Bonus Plan annual target is based on 2.5 days of base salary per quarter, or two weeks of the executive officer’s annual base salary.
(5)
This column shows the full grant date fair value of RSU awards under SFAS No. 123R granted to the named executives under SFAS No. 123R in fiscal 2007.  Generally, the full grant date fair value is the amount that Microchip would expense in its financial statements over the award’s vesting schedule.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

Based on the data stated in the Summary Compensation Table, the level of salary, bonus and non-equity incentive plan compensation in proportion to total compensation ranged from approximately 35% to 47% for the named executive officers in fiscal 2007.  See the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of overall compensation and how compensation is determined.

We do not have employment contracts with our named executive officers, nor agreements to pay severance on involuntary termination (other than as stated in the change of control agreements discussed above under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements”) or retirement.

For a discussion of the material terms of the awards listed in the Grants of Plan-Based Awards Table, see our discussion of the equity awards and incentive cash bonuses in the “Compensation Discussion and Analysis” section of this proxy statement under the headings “Incentive Cash Bonus,” “Equity Compensation” and “Cash Bonus Plan.”

Microchip has not repriced any stock options or made any material modifications to any equity-based awards during the last fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steve Sanghi	23,925	[1]	---		---	5.778	10/09/2008	---		---	---	---
	49,714	[1]	---		---	8.555	01/29/2009	---		---	---	---
	119,971	[1]	---		---	10.037	04/14/2009	---		---	---	---
	303,750	[1]	---		---	10.037	04/14/2009	---		---	---	---
	236,875	[1]	---		---	6.259	04/01/2008	---		---	---	---
	247,500	[1]	---		---	23.389	04/14/2010	---		---	---	---
	71,343	[1]	---		---	15.917	04/02/2011	---		---	---	---
	165,000	[1]	---		---	15.917	04/02/2011	---		---	---	---
	4,757	[1]	---		---	15.86	06/01/2011	---		---	---	---
	26,457	[1]	---		---	24.267	01/22/2012	---		---	---	---
	303,750	[1]	---		---	24.04	10/25/2012	---		---	---	---
	58,541	[1]	---		---	18.48	04/09/2013	---		---	---	---
	2,602	[1]	---		---	18.48	04/09/2013	---		---	---	---
	---		135,000	[2]	---	18.48	04/09/2013	---		---	---	---
	70,249	[1]	---		---	26.14	10/09/2013	---		---	---	---
	23,400	[1]	---		---	27.39	10/24/2013	---		---	---	---
	---		145,000	[3]	---	27.05	04/01/2014	---		---	---	---
	---		10,000	[2]	---	27.05	04/01/2014	---		---	---	---
	120,833		24,167	[4]	---	26.25	07/21/2014	---		---	---	---
	49,940	[1]	---		---	27.153	04/03/2012	---		---	---	---
	202,500	[1]	---		---	27.153	04/03/2012	---		---	---	---
	47,562	[1]	---		---	21.00	08/01/2012	---		---	---	---
	---		145,000	[5]	---	25.29	04/01/2015	---		---	---	---
	---		---		---	---	---	58,000	[6]	$2,060,740	---	---
	---		---		---	---	---	65,000	[7]	$2,309,450	---	---
Ganesh Moorthy	72,000	[1]	---		---	23.70	---	---		---	---	---
	26,000	[1]	---		---	24.04	---	---		---	---	---
	---		35,000	[2]	---	18.48	---	---		---	---	---
	7,060	[1]	---		---	26.14	---	---		---	---	---
	---		40,000	[3]	---	27.05	---	---		---	---	---
	---		5,000	[2]	---	27.05	---	---		---	---	---
	20,833		4,167	[4]	---	26.25	---	---		---	---	---
	3,600	[1]	---		---	27.153	---	---		---	---	---
	39,000	[1]	---		---	27.153	---	---		---	---	---
	24,000	[1]	---		---	27.153	---	---		---	---	---
	16,500	[1]	---		---	27.153	---	---		---	---	---
	---		40,000	[5]	---	25.29	---	---		---	---	---
	---		---		---	---	---	16,000	[6]	$568,480	---	---
	---		---		---	---	---	17,000	[7]	$604,010	---	---

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END (cont’d)

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mitchell R. Little	9,375		---		---	23.389	04/14/2010	---		---	---	---
	1	[1]	---		---	29.111	08/01/2010	---		---	---	---
	1	[1]	---		---	15.917	04/02/2011	---		---	---	---
	1	[1]	---		---	24.267	01/22/2012	---		---	---	---
	6,500	[1]	---		---	24.04	10/25/2012	---		---	---	---
	---		26,000	[2]	---	18.48	04/09/2013	---		---	---	---
	---		28,000	[3]	---	27.05	04/01/2014	---		---	---	---
	---		2,000	[2]	---	27.05	04/01/2014	---		---	---	---
	417		1,667	[4]	---	26.25	07/21/2014	---		---	---	---
	7,029	[1]	---		---	27.153	04/03/2012	---		---	---	---
	39,000	[1]	---		---	27.153	04/03/2012	---		---	---	---
	---		28,000	[5]	---	25.29	04/01/2015	---		---	---	---
	---		---		---	---	---	14,000	[6]	$497,420	---	---
	---		---		---	---	---	14,000	[7]	$497,420	---	---
David S. Lambert	1	[1]	---		---	8.555	01/29/2009	---		---	---	---
	20,284	[1]	---		---	10.037	04/14/2009	---		---	---	---
	60,750	[1]	---		---	10.037	04/14/2009	---		---	---	---
	3,837	[1]	---		---	5.778	10/09/2008	---		---	---	---
	48,600	[1]	---		---	23.389	04/14/2010	---		---	---	---
	7,740	[1]	---		---	15.917	04/02/2011	---		---	---	---
	32,400	[1]	---		---	15.917	04/02/2011	---		---	---	---
	1,935	[1]	---		---	15.86	06/01/2011	---		---	---	---
	2,871	[1]	---		---	24.267	01/22/2012	---		---	---	---
	26,000	[1]	---		---	24.04	10/24/2012	---		---	---	---
	6,307	[1]	---		---	18.48	04/09/2013	---		---	---	---
	1,051	[1]	---		---	18.48	04/09/2013	---		---	---	---
	---		26,000	[2]	---	18.48	04/09/2013	---		---	---	---
	7,568	[1]	---		---	26.14	10/09/2013	---		---	---	---
	---		28,000	[3]	---	27.05	04/01/2014	---		---	---	---
	---		2,000	[2]	---	27.05	04/01/2014	---		---	---	---
	8,333		1,667	[4]	---	26.25	07/21/2014	---		---	---	---
	5,418	[1]	---		---	27.153	04/03/2012	---		---	---	---
	39,000	[1]	---		---	27.153	04/03/2012	---		---	---	---
	5,160	[1]	---		---	21.00	08/01/2012	---		---	---	---
	---		28,000	[5]	---	25.29	04/01/2015	---		---	---	---
	---		---		---	---	---	11,200	[6]	$397,936	---	---
	---		---		---	---	---	11,200	[7]	$397,936	---	---

OUTSTANDING EQUITY AWARDS AT FISCAL 2007 YEAR END (cont’d)

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (8) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gordon W. Parnell	9,000	[1]	---		---	24.861	06/01/2010	---		---	---	---
	8,550	[1]	---		---	24.861	06/01/2010	---		---	---	---
	43,200	[1]	---		---	23.389	04/14/2010	---		---	---	---
	1	[1]	---		---	15.917	04/02/2011	---		---	---	---
	224	[1]	---		---	15.917	04/02/2011	---		---	---	---
	2,037	[1]	---		---	15.86	06/01/2011	---		---	---	---
	3,023	[1]	---		---	24.267	01/22/2012	---		---	---	---
	26,000	[1]	---		---	24.04	10/25/2012	---		---	---	---
	6,623	[1]	---		---	18.48	04/09/2013	---		---	---	---
	1,104	[1]	---		---	18.48	04/09/2013	---		---	---	---
	---		26,000	[2]	---	18.48	04/09/2013	---		---	---	---
	7,948	[1]	---		---	26.14	10/09/2013	---		---	---	---
	---		26,000	[3]	---	27.05	04/01/2014	---		---	---	---
	8,333		1,667	[4]	---	26.25	07/21/2014	---		---	---	---
	5,705	[1]	---		---	27.153	04/03/2012	---		---	---	---
	39,000	[1]	---		---	27.153	04/03/2012	---		---	---	---
	5,433	[1]	---		---	21.00	08/01/2012	---		---	---	---
	---		26,000	[5]	---	25.29	04/01/2015	---		---	---	---
	---		---		---	---	---	10,400	[6]	$369,512	---	---
	---		---		---	---	---	10,400	[6]	$369,512	---	---

[1]	The option is fully vested.
[2]	The option vests in 12 equal monthly installments, commencing March 31, 2007.
[3]	The option vests in 12 equal monthly installments, commencing March 31, 2008.
[4]	The option vests in 24 equal monthly installments, commencing July 21, 2005.
[5]	The option vests in 12 equal monthly installments, commencing March 31, 2009.
[6]	The award vests quarterly over a one-year period beginning on May 1, 2010.
[7]	The award vests quarterly over a two-year period beginning on May 1, 2008.
[8]	Represents number of RSUs multiplied by $35.53, the closing price of our common stock on March 30, 2007.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended March 31, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve Sanghi, President and CEO	25,000	827,775.00	---	---
	2,183	72,744.11	---	---
	25,000	827,010.00	---	---
	5,300	175,515.86	---	---
	51,029	1,387,121.31	---	---
	150,000	3,487,050.00	---	---
	80,000	1,875,760.00	---	---
	26,875	734,765.18	---	---
	30,000	814,575.00	---	---
	25,000	776,025.00	---	---
	25,000	783,777.50	---	---
Ganesh Moorthy, Executive Vice President	5,350	74,525.50	---	---
	892	12,425.56	---	---
Mitchell R. Little, Vice President, Worldwide Sales and Applications	9,375	201,903.75	---	---
	145	730.65	---	---
	9,794	105,220.86	---	---
	7,916	84,173.99	---	---
	10,556	89,011.35	---	---
David S. Lambert, Vice President, Fab Operations	15,000	386,509.50	---	---
	45,750	1,322,774.33	---	---
Gordon W. Parnell, Vice President and CFO	6,675	151,285.53	---	---
	8,149	136,776.89	---	---
	5,176	86,876.57	---	---
	27,000	544,614.30	---	---

Non-Qualified Deferred Compensation for Fiscal Year 2007

The following table shows the non-qualified deferred compensation activity for each named executive officer for the fiscal year ended March 31, 2007.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (1) ($)
Steve Sanghi	446,301	---	185,458	---	2,249,571
Ganesh Moorthy	77,787	---	26,210	---	356,072
Mitchell R. Little	18,962	---	27,768	---	199,730
David S. Lambert	21,129	---	28,325	---	287,574
Gordon W. Parnell	53,503	---	42,530	---	513,816

(1)
The executive contribution amounts shown in the table were previously reported in the “Summary Compensation Table” as salary and/or bonus for fiscal 2007 or prior fiscal years.  The earnings amounts shown in the table were not previously reported for fiscal 2007 or prior years under applicable SEC rules as such earnings were not under a defined benefit or actuarial pension plan and there were no above-market or preferential earnings on such amounts made or provided by Microchip.

All of our U.S. employees in director-level and above positions, including our executive officers, are eligible to defer a portion of their salary and cash bonuses into our Non-Qualified Deferred Compensation Plan (“Deferred Compensation Plan”).  Pursuant to the Deferred Compensation Plan, eligible employees can defer up to 50% of their base salary and/or cash bonuses.  In general, deferral elections are made prior to January of each year for amounts to be earned in the upcoming year.  Participants may invest amounts in various funds available under the Deferred Compensation Plan (in general, those traded on a nationally recognized exchange).  Plan earnings are calculated by reference to actual earnings of mutual funds or other securities chosen by individual participants.

Except for a change in control or certain unforeseeable emergencies (as defined under the Deferred Compensation Plan), benefits under the plan will not be distributed until a “distribution event” has occurred.  The distribution event occurs upon termination of employment.

We incur incidental expenses for administration of the Deferred Compensation Plan, and the receipt of any tax benefit we might obtain based on payment of a participant’s compensation is delayed until funds (including earnings or losses on the amounts invested pursuant to the plan) are eventually distributed.  We do not pay any additional compensation or guarantee minimum returns to any participant in the Deferred Compensation Plan.

Equity Compensation Plan Information

The table below provides information about our common stock that, as of March 31, 2007, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans):

•	Microchip 1993 Stock Option Plan,
•	Microchip 1994 International Employee Stock Purchase Plan,
•	Microchip 1997 Nonstatutory Stock Option Plan,
•	Microchip 2001 Employee Stock Purchase Plan,
•	Microchip 2004 Equity Incentive Plan,
•	PowerSmart, Inc. 1998 Stock Incentive Plan,
•	TelCom Semiconductor, Inc. 1994 Stock Option Plan, and
•	TelCom Semiconductor, Inc. 2000 Nonstatutory Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and vesting of RSUs		(b) Weighted-average exercise price of outstanding options		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders (1)	8,122,030	(2)	$22.66	(3)	16,778,073
Equity Compensation Plans Not Approved by Stockholders (4)	8,305,956		$21.28		---
Total	16,427,986		$21.88		16,778,073
______________________

(1)
Beginning January 1, 2005, the shares authorized for issuance under our 2001 Employee Stock Purchase Plan are subject to an annual automatic increase of the lesser of (i) 1,500,000 shares, (ii) one-half of one percent (0.5%) of the then outstanding shares of our common stock, or (iii) such lesser amount as is approved by our Board of Directors.  Beginning January 1, 2007, the shares authorized for issuance under our International Employee Stock Purchase Plan (“IESPP”) are subject to an annual automatic increase of one-tenth of one percent (0.10%) of the then outstanding shares of our common stock.

(2)	Includes 1,687,443 shares issuable upon vesting of RSUs granted under the 2004 Equity Incentive Plan. The remaining balance consists of outstanding stock option grants.
(3)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(4)
Includes outstanding options to purchase an aggregate of 177,636 shares of our common stock assumed through our acquisitions of TelCom Semiconductor, Inc. in January 2001, and PowerSmart, Inc. in June 2002.  At March 31, 2007, these assumed options had a weighted average exercise price of $20.86 per share.  No additional options may be granted under these plans.

Equity Compensation Plans Not Approved by Stockholders

Microchip Technology Incorporated 1997 Nonstatutory Stock Option Plan

In November 1997, our Board of Directors approved the Microchip 1997 Nonstatutory Stock Option Plan.  Under our 1997 Plan, nonqualified stock options were granted to employees who were not officers or directors of Microchip and to our consultants.  The 1997 Plan was not submitted to our stockholders for approval because doing so was not required under applicable rules and regulations in effect at the time the plan was initially adopted or when it was amended.  As of March 31, 2007, options to acquire 8,239,238 shares were outstanding under the 1997 Plan and no shares were available for future grant because this plan was replaced with our 2004 Equity Incentive Plan for future grants.

The expiration date, maximum number of shares purchasable and other provisions of options granted under the 1997 Plan, including vesting provisions, were established at the time of grant by either the Compensation Committee or the Employee Committee appointed by the Board of Directors, provided that the exercise price of an option could not be less than the fair market value of our common stock on the date of grant and no option could have a term of more than 10 years.  If Microchip is acquired by merger, consolidation or asset sale, each outstanding option that is not assumed by the successor corporation or otherwise replaced with a comparable option will automatically accelerate and vest in full.  In connection with a change of control of Microchip by tender offer or proxy contest for board membership, our Board of Directors can accelerate outstanding options.  Our Board of Directors or Compensation Committee may amend or terminate the 1997 Plan without stockholder approval, but no amendment or termination of the 1997 Plan may adversely affect any award previously granted under the 1997 Plan without the written consent of the stock option holder.

CODE OF ETHICS

On May 3, 2004, the Board of Directors adopted a code of ethics for our directors, officers (including our chief executive officer and chief financial officer) and employees.  A copy of the code of ethics is available on our website at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within four business days following the date of such amendment or waiver or such other time period required by SEC rules.

OTHER MATTERS

Other Matters to be Presented at the Annual Meeting

At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2008 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for the 2008 annual meeting, our Secretary must receive the proposal at our principal executive offices by March 11, 2008. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws.  The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Under our Bylaws, stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at our annual meeting.  Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice addressed to our Secretary at our principal executive offices.  We must receive notice as follows:

•
Normally we must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders.  Accordingly, a stockholder who intends to submit a nomination or proposal for our 2008 annual meeting must do so no later than April 10, 2008.

•
However, if we hold our 2008 annual meeting on a date that is not within 30 days before or after the anniversary date of our 2007 annual meeting, we must receive the notice no later than the close of business on the later of the 90th day prior to our 2008 annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

•
A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock.  Proposals or nominations not meeting these requirements will not be considered at our 2008 annual meeting.

•
If a stockholder does not comply with the requirements of this advance notice provision, the proxies may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

To make any submission or to obtain additional information as to the proper form and content of submissions, stockholders should contact our Secretary in writing at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household.  Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report.  While our proxy statement and 2007 Annual Report are available online (see “Electronic Access to Proxy Statement and Annual Report” on page 3), we will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at 480-792-7761 or by mail addressed to Investor Relations, Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, requesting such copies.  If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report.  Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department to make such a request.

Date of Proxy Statement

The date of this proxy statement is July 9, 2007.

APPENDIX A

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

As amended and restated by the Board on May 13, 2007
Subject to Stockholder Approval at our 2007 annual meeting

1.           Purposes of the Plan.  The purposes of this 2004 Equity Incentive Plan are:

•	to attract and retain the best available personnel,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2.           Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

 (b)           “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.

(c)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(d)           “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)           “Awarded Stock” means the Common Stock subject to an Award.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Cash Position” means the Company’s level of cash and cash equivalents.

(h)           “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(1)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing

(2)           fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(3)           a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(4)           the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(5)           a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (1) or (2) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(i)           “Code” means the Internal Revenue Code of 1986, as amended.

(j)           “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

(k)           “Common Stock” means the common stock of the Company.

(l)           “Company” means Microchip Technology Incorporated.

(m)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.  The term Consultant shall not include Directors who are compensated by the Company only for their service as Directors.

(n)           “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 13.

(o)           “Director” means a member of the Board.

(p)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q)           “Earnings Per Share” means as to any Fiscal Quarter or Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(r)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(s)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2)           If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq Global Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the

Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(u)           “Fiscal Year” means a fiscal year of the Company.

(v)           “Fiscal Quarter” means a fiscal quarter of the Company.

(w)           “Gross Margin” means the Company’s net revenue less its cost of goods sold and can be measured in dollar terms or as a percentage or net revenue

(x)           “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.  Net income can be measured in dollar terms or as a percentage of revenue.

(y)           “Non-Employee Director” means a member of the Board who is not an Employee.

(z)           “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option under Section 422 of the Code and regulations promulgated thereunder.

(aa)           “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award.  The Notice of Grant is part of the Option Agreement.

(bb)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)           “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(dd)           “Operating Expense” means the Company’s or business unit’s sum of research and development and selling, general and administrative expenditures, determined in accordance with generally acceptable accounting principles.  Operating expense can be measured in dollar terms or as a percentage of revenue.

(ee)           “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.  Operating income can be measured in dollar terms or as a percentage of revenue.

(ff)           “Option” means a stock option granted pursuant to the Plan.

(gg)           “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(hh)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ii)           “Participant” means the holder of an outstanding Award granted under the Plan.

(jj)           “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow,

(f) Operating Expense, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, (k) Total Stockholder Return, and (l) Gross Margin.  The Administrator shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s quarterly or annual reporting with the Securities and Exchange Commission for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.  Moreover, the Administrator, in its sole discretion, may adjust any Performance Goal (in both setting and determining the performance) to exclude other items, such as compensation expenses under FAS 123R.

For Awards not intended to qualify for treatment under Section 162(m) of the Code, there may be additional Performance Goals set by the Board.  The Performance Goals may differ from Participant to Participant and from Award to Award.

(kk)           “Performance Share” means a performance share Award granted to a Participant pursuant to Section 11.

(ll)           “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 12.

(mm)           “Plan” means this 2004 Equity Incentive Plan.

(nn)           “Restricted Stock” means Shares granted pursuant to Section 10 of the Plan.

(oo)           “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company’s or business unit’s, as applicable, assets, determined in accordance with generally accepted accounting principles.

(pp)           “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(qq)           “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(rr)           “Revenue” means the Company’s or a business unit’s net sales for a Fiscal Quarter or a Fiscal Year, determined in accordance with generally accepted accounting principles.

(ss)           “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(tt)           “Section 16(b)” means Section 16(b) of the Exchange Act, as amended.

(uu)           “Service Provider” means an Employee, Consultant or Non-Employee Director.

(vv)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.

(ww)           “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 of the Plan.

(xx)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(yy)           “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3.           Stock Subject to the Plan.  Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 20,400,000 Shares comprised of (i) any Shares remaining available for issuance pursuant to the Company’s 1993 Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,500,000 Shares, (ii)  any Shares remaining available for issuance pursuant to the Company’s 1997 Nonstatutory Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,900,000 Shares, and (iii) any Shares subject to any outstanding options under the Company’s 1993 or 1997 Nonstatutory Stock Option Plans that subsequently expire unexercised, up to a maximum of an additional 5,000,000 Shares.  In no event shall more than 30% of the Shares remaining issuable under the Plan as of the effective date and 30% of the Shares subsequently added to the Plan by virtue of outstanding 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan options expiring unexercised be issued pursuant to Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit Awards with a purchase price lower than 100% of the Fair Market Value of the underlying Shares or units on the date of grant; provided, however, that such 30% limitation shall not apply to Restricted Stock Units issued on or after the date of the Company’s 2006 annual stockholders’ meeting.

The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to SARs, only Shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining Shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated).  However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan.  Shares used to pay the exercise price or purchase price, if applicable, of an Award shall become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4.           Administration of the Plan.

(a)           Procedure.

(1)           Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Service Providers.

(2)           Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(3)           Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(4)           Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(1)           to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

(2)           to select the Service Providers to whom Awards may be granted hereunder (other than the automatic grants to Non-Employee Directors provided for in Section 17 of the Plan);

(3)           to determine whether and to what extent Awards or any combination thereof, are granted under the Plan;

(4)           to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted under the Plan;

(5)           to approve forms of agreement for use under the Plan;

(6)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(7)           to construe and interpret the terms of the Plan and Awards;

(8)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(9)           to modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(10)           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(11)           to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more).  The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(12)           to determine the terms and restrictions applicable to Awards; and

(13)           to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.           Eligibility.  Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers.  Non-Employee Directors shall only receive Awards pursuant to Section 17 of the Plan.

6.           Limitations.

(a)           Nonstatutory Stock Option.  Each Option shall be designated in the Notice of Grant as a Nonstatutory Stock Option.

(b)           No Employment Rights.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

(c)           162(m) Limitations.  The following limitations shall apply to grants of Options and Stock Appreciation Rights to Participants:

(1)           No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,500,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(2)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).

7.           Term of Plan.  The Plan is effective as of October 1, 2004 (the “Effective Date”).  It shall continue in effect until September 30, 2014, unless sooner terminated under Section 21 of the Plan.

8.           Stock Options.

(a)           Term.  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(b)           Option Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.

(c)           No Repricing.  The exercise price for an Option may not be reduced.  This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.  In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(e)           Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  Subject to Applicable Laws, such consideration may consist entirely of:

(1)           cash;

(2)           check;

(3)           other Shares which (A) in the case of Shares acquired upon exercise of an option have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4)           delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(5)           any combination of the foregoing methods of payment; or

(6)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f)           Exercise of Option.

Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 19 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s misconduct, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)           Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)           Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such representative has been designated by the Participant, then such Option may be exercised by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.           Stock Appreciation Rights.

(a)           Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)           Exercise Price and Other Terms.  Subject to Section 4(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.  The per share exercise price for the Shares or cash to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.  The exercise price may not be reduced.  This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award

(c)           Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(1)           the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(2)           the number of Shares with respect to which the SAR is exercised.

(d)           Payment Upon Exercise of SAR.  At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e)           SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)           Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)           Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)           Disability.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement).  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for six (6) months following the Participant’s termination.  If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan.  If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)           Death of Participant.  If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such representative has been designated by the Participant, then such SAR may be exercised by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death.  If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

10.           Restricted Stock.

(a)           Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 Shares of Restricted Stock); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock.

(b)           Restricted Stock Units.  Restricted Stock may be granted in the form of Restricted Stock or units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  With respect to the units to acquire Shares, until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist.

(c)           Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan.  Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded.  The Administrator may require  the recipient to sign a Restricted Stock Award agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(d)           Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

(e)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Performance Shares.

(a)           Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 units of Performance Shares); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares.  Performance Shares shall be granted in the form of units to acquire Shares.  Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)           Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan.  Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award.  Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)           Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12.           Performance Units.

(a)           Grant of Performance Units.  Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units.  Performance Units shall be granted in the form of units to acquire Shares.  Each such unit shall be the cash equivalent of one Share of Common Stock.  No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b)           Number of Performance Units.  The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $1,500,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(c)           Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan.  Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator.  The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award.  Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(d)           Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)           Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13.           Deferred Stock Units.

(a)           Description.  Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.  Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b)           162(m) Limits.  Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.

14.           Death of Participant.  In the event that a Participant dies while a Service Provider, then 100% of his or her Awards shall immediately vest.

15.           Leaves of Absence.  Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

16.           Misconduct.  Should (i) the Participant’s service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement), or (ii) the Participant makes any unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, then in any such event all outstanding Awards held by the Participant under the Plan shall terminate immediately and cease to be outstanding, including as to both vested and unvested Awards.

17.           Non-Employee Director Options.

(a)           Initial Grants.  Each Non-Employee Director who first becomes a Non-Employee Director on or after the date upon which the Plan is approved by the Company’s stockholders  (excluding any Non-Employee Director who previously served on the Board), shall be entitled to receive an automatic Option grant of 12,000 shares of Common Stock, as of the date that the individual first is appointed or elected as a Non-Employee Director.

(b)           Annual Grants.  On the date of the Company’s annual stockholders meeting, each Non-Employee Director who has served as a Non-Employee Director for at least three months on that date shall be automatically granted an Option grant of 6,000 shares of Common Stock, provided that such Non-Employee Director has been elected by the stockholders to serve as a member of the Board at that annual meeting.

18.           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.  If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

19.           Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 6(c), 10(a) and 11(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any such change in capitalization shall not affect the number of shares awarded under the automatic grants to Non-Employee Directors described in Sections 17(a) and (b), and provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change of Control.

(1)           Stock Options and SARs.  In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(2)           Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units.  In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested.  For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

20.           Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

21.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).  Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

22.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.           Liability of Company.

(a)           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)           Grants Exceeding Allotted Shares.  If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.

24.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

PROXY                                                                                                     PROXY

Microchip Technology Incorporated 2355 West Chandler Boulevard Chandler, Arizona 85224-6199	This Proxy is solicited on behalf of the Board of Directors 2007 ANNUAL MEETING OF STOCKHOLDERS

I (whether one or more of us) appoint Steve Sanghi and Gordon W. Parnell, and each of them, each with full power of substitution, to be my Proxies.  The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the 2007 Annual Meeting of Stockholders of Microchip Technology Incorporated and any adjournment(s) of that meeting.  The meeting is scheduled for August 17, 2007, at 9:00 a.m., Mountain Standard Time, at the company’s Chandler, Arizona facility at 2355 West Chandler Boulevard, Chandler, Arizona.  The Proxies may vote on my behalf as if I were personally present at the meeting.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the Election of Directors; for the amendment to the Internal Revenue Code Section 162(m) performance measures under our 2004 Equity Incentive Plan that allows us to recognize quarterly as well as annual performance measurements, to set performance measurements in percentage terms as well as in dollars and to use both GAAP (Generally Accepted Accounting Principles) and non-GAAP measures to establish performance measures and properly align employee rewards with stockholder goals; for the ratification of Ernst & Young LLP as Microchip’s independent registered public accounting firm for the fiscal year ending March 31, 2008; and as my Proxies deem advisable on such other matters as may properly come before the meeting or any adjournment(s) thereof.  The proposals described in the accompanying proxy statement have been proposed by the Board of Directors.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Stockholder,

Microchip offers our stockholders the opportunity to access future proxy statements, annual reports and other stockholder communications electronically through the Internet instead of receiving paper copies in the mail.  This reduces our costs because we can reduce the number of such materials we must print and mail.  Please note that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies, which must be borne by the stockholder.  To choose this option, please check the appropriate box on your proxy card and return it by mail.

We also request that you notify us if you are receiving multiple copies of our proxy statement and annual report.  If you do so, we can reduce the number of these materials we must print and mail.  To choose this option, please check the appropriate box on your proxy card and return it by mail.

YOUR VOTE IS IMPORTANT!

Thank you in advance for participating in our 2007 Annual Meeting.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors:	01 Steve Sanghi	04 Matthew W. Chapman	☐ Vote FOR	☐ Vote WITHHELD
	02 Albert J. Hugo-Martinez	05 Wade F. Meyercord	all nominees	from all nominees
03 L.B. Day

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.     Proposal to approve an amendment to the Internal Revenue Code Section 162(m) performance measures under our 2004 Equity Incentive Plan that allows us to recognize quarterly as well as annual performance measurements, to set performance measurements in percentage terms as well as in dollars, and to use both GAAP (Generally Accepted Accounting Principles) and non-GAAP measures to establish performance measures and properly align employee rewards with stockholder goals.

☐ For ☐ Against ☐ Abstain
3. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2008.	☐ For ☐ Against ☐ Abstain

☐ Yes, I have access to the world wide web and by checking this box I elect to obtain all future proxy statements, annual reports and other stockholder communications by accessing the electronic form made available on the Internet instead of having paper copies delivered to me by mail.

☐ Multiple stockholder publications. Please check here to stop mailing of stockholder publications for this account, since multiple copies come to this address.

Date _______________________________________________

Address Change? Mark Box ☐ Indicate changes below:

Signature(s) in Box

(Please sign exactly as your name(s) appears on the proxy card.  If held in joint tenancy, all persons should sign.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.)

____________________________________________________

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